UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2025

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 10, 2025, Surf Air Mobility, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors relating to the offering and sale of:

i.
3,975,901 shares (the “Registered Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and accompanying warrants to purchase up to 3,975,901 shares of Common Stock (the “Registered Warrants”), at an offering price of $3.32 per share and accompanying warrant, in a registered direct offering (the “Registered Direct Offering”);
ii.
2,048,195 shares of Common Stock (the “Private Placement Shares” and, together with the Registered Shares, the “Shares”) and accompanying warrants to purchase up to 2,048,195 shares of Common Stock (the “Private Placement Warrants” and, together with the Registered Warrants, the “Warrants”), at the same offering price per share and accompanying warrant, in a private placement; and
iii.
$74 million aggregate principal amount of senior secured convertible notes due 2028 (the “Note”) in a private placement.

The offerings described above closed on November 12, 2025 (the “Closing Date”).

In addition, the Company issued 1,000,000 shares of Common Stock (the “Palantir Shares”) on November 10, 2025 at a price of $3.32 per share as a prepayment of consideration for license fees and related professional services to be rendered by Palantir Technologies Inc. (“Palantir”) pursuant to the Company’s existing software license agreement with Palantir (the “Palantir Placement”). In addition, the Company delivered 881,579 additional shares of common stock to Palantir as consideration for license fees and related professional services pursuant to the License Agreement on an unregistered basis on November 12, 2025, representing a total payment in shares (together with the Palantir Placement) of approximately $6,000,000.

The Company received gross proceeds from the offerings of approximately $85 million before deducting estimated offering expenses. The Company intends to use the net proceeds from the Registered Direct Offering and the offering of the Private Placement Shares and the Private Placement Warrants for the funding of separately capitalized subsidiaries. The Company intends to use the net proceeds from the offering of the Note (together, the “Concurrent Offerings”) to repay outstanding indebtedness under (i) its 4-year credit agreement with certain affiliates of Comvest Partners, as lenders, dated November 14, 2024, (ii) its convertible note issued under its June 21, 2023, convertible note purchase agreement with Partners for Growth V.L.P. (the “PfG Convertible”) and (iii) its mandatory convertible security (the “GEM Mandatory”) issued under its mandatory convertible security purchase agreement with GEM Global Yield LLC SCS, dated March 1, 2024. Prepayment of the PfG Convertible will occur through an initial payment of $4 million shortly after closing of the offerings and monthly principal payments of no less than $500,000 thereafter. The Company will not receive any cash proceeds from the Palantir Placement. The Company estimates that offering expenses payable by the Company in the offerings will be approximately $6.2 million.

Without giving effect to the issuance of the shares described above, the exercise of any portion of the Warrants or the conversion of any portion of the Note, as of November 7, 2025, the Company had 52,266,051 shares of Common Stock outstanding.

The Registered Shares, Registered Warrants and Palantir Shares are being offered and sold to the public pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-284845) initially filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2025 and declared effective on March 26, 2025, and the related short-form registration statement filed with the Commission on November 10, 2025 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Registered Direct Offering and the Palantir Placement, a preliminary prospectus supplement (“the Preliminary Prospectus Supplement”) and final prospectus supplement dated November 10, 2025, including the accompanying base prospectus dated March 26, 2025, was filed with the Commission on November 10, 2025 and November 12, 2025, respectively (the “Prospectus Supplement”) and are available on the Commission’s web site at http://www.sec.gov.

The Private Placement Shares, the Private Placement Warrants, the Note, and the shares of Common Stock issuable upon exercise of the Private Placement Warrants or the conversion of the Note are being offered and sold in reliance on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act.

The Warrants

The exercise price of each Registered Warrant is $3.32 per share. The Registered Warrants are exercisable immediately and expire on the second anniversary of the original issuance date. The Registered Warrants are initially exercisable solely on a cashless basis, but will become exercisable against payment of the exercise price if the Company subsequently files, and causes to become effective, a registration statement registering such exercise and notifies the holders.

Subject to specified conditions, the Company may force the holder to exercise the Registered Warrants at any time if the last reported sale price per share of Common Stock equals or exceeds 150% of the exercise price on each of the immediately preceding 20 consecutive trading days beginning after the original issuance date of the Registered Warrants and ending on the date upon which the forced exercise notice is delivered to the holder.

The Private Placement Warrants have terms substantially identical to the Registered Warrants (other than as regards transfer restrictions related to the private placement and that the private placement warrants will be exercisable for cash from the time of issuance). We are required to use commercially reasonable efforts to file a registration statement registering the resale of the shares of common stock issuable upon exercise of the Private Placement Warrants within 100 days following the Closing Date and to use commercially reasonable efforts to cause the applicable registration statement to become effective within 130 days following the Closing Date.

The Note

The Note will be the senior secured obligation of the Company, guaranteed by certain of the Company’s subsidiaries. The Note is being sold at 87.8% of its principal amount the Company will receive $65 million of proceeds before expenses for the Note. The Note will not accrue interest except in the event of an event of default. The Note will accrue interest at a rate of 15% per annum upon any event of default. The Note will mature on October 31, 2028, unless earlier converted, redeemed or repurchased. Repayment of any principal amount remaining outstanding at maturity will be required to be made at 105% of such principal amount.

The Note may be converted at an initial conversion rate of 251.0040 shares of Common Stock per $1,000 principal amount of Note (equivalent to an initial conversion price of approximately $3.98 per share of Common Stock), representing an aggregate of 18,574,297 shares of Common Stock. The conversion rate is subject to adjustment if certain events occur.

Subject to specified conditions, the Company may force the holder to convert the Note at any time if the last reported sale price per share of Common Stock equals or exceeds 150% of the then current conversion price on each of the immediately preceding 20 consecutive trading days, in amounts (i) not less than the lesser of (x) $10,000,000 and (y) the remaining outstanding principal amount of the Note, but (ii) not greater than 2.5 times the average dollar daily trading volume during the related 20 trading day measurement period.

The Note will be redeemable, in whole or in part, for cash at the Company’s option at any time upon 20 trading days’ notice in a minimum principal amount of $10 million (or, if less, the remaining principal amount of the Note), which, solely if the conversion value of the Notes is greater than their principal amount, shall also not be greater than 2.5 times the average daily dollar trading volume during the related measurement period. The redemption price will be equal to the principal amount of the Note to be redeemed, plus accrued and unpaid interest thereon (the “Company Redemption Price”). In order to exercise the Company’s option to redeem, the equity conditions specified in the Note must be satisfied, including, but not limited to the following: there is no pending, proposed or intended fundamental change (as described below), and no event of default will have occurred.

The holder will have the option to require the Company to partially redeem the Note on the first and fifteenth day of each month beginning March 1, 2026 in an amount equal to the greater of (a) 5.0% of the aggregate dollar trading volume of the Common Stock, (b) an amount equal to (i) $2,000,000, minus (ii) the cumulative sum of the amounts by which the principal amounts partially redeemed have exceeded $2,000,000 for all prior redemption periods, less any amounts that have previously been applied by the Company pursuant to this clause (ii) to reduce partial redemption amounts, if any, and (c) $750,000. The holder may elect to receive shares in an amount determined by applying the conversion rate to the redemption payment otherwise due. Any such partial redemption payment (whether in cash or in shares) shall reduce the principal amount by such paid amount divided by one hundred five percent (105%). The maximum number of shares issuable under the Note (if the entire Note were redeemed on this basis) would be 19,503,012.

Additionally, a portion of the Note equal to 5.0% of the aggregate trading volume of the Common Stock multiplied by the volume weighted average price for each day during which the Note is “in the money” (have a conversion value higher than their principal amount) during the time between issuance and the effectiveness of a related resale registration statement will be redeemed for a price equal to the underlying conversion value of the principal amount so redeemed (the “Special Redemption Price”).

Further, on March 1, 2026, the holder of the Note will have the right to require us to redeem a principal amount of the Note equal to up to 50% of the gross proceeds from any equity financings (including from our equity line of credit or any future at-the-market (ATM) program) since issuance off the Note, provided that in no event will such amount exceed (a) $6,000,000 minus (b) the sum of 50% of any Special Redemption Price paid and 50% of the principal amount of the Note converted since issuance, in each case prior to March 1, 2026.

In the event of a fundamental change, as described in the Note and generally including (i) any person or group becoming the beneficial owner of more than 50% of the voting power represented by the outstanding Common Stock, (ii) the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets and (iii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property, the holder of the Note will have the right to require the Company to repurchase the Note (or a portion thereof) for a cash purchase price equal to the greater of (A) 100% of the principal amount of the Note being repurchased, plus any accrued and unpaid interest thereon and (B) the sum of (I) 110% of the product of (a) the conversion rate then in effect, (b) the principal amount of the Note being repurchased, (c) the highest daily volume weighted average price per share of common stock occurring during the period commencing five (5) trading days prior to the earlier of (x) the effective date of such fundamental change and (y) the date that such fundamental change is publicly announced and ending on the date immediately preceding the fundamental change repurchase date and (II) the accrued and unpaid interest thereon

Immediately following the closing of the Note transaction, we are required to register the resale of the shares of Common Stock issuable upon conversion of the Note and use reasonable best efforts to cause the applicable registration statement to become effective within 21 days following the closing date. In the event such registration statement ceases to remain continuously effective, the Company is required to pay (i) on the first business day after such event an amount in cash, as partial liquidated damages, equal to the product of 2.0% multiplied by the aggregate principal amount of the Note then outstanding, and (ii) additional liquidated damages, which will automatically accrue on the principal amount of the Note then outstanding, at a rate per annum equal to 24.0%, from, and including, the date of the applicable event, to, but excluding the date that a registration statement is available for the resale of the shares of Common Stock issuable upon conversion of the Note and all outstanding liquidated damages have been paid; provided, however, that liquidated damages with respect to any suspension or termination of a resale registration statement following initial effectiveness shall be payable only through the fifth business day after the liquidated damages begin to accrue.

If certain events of default occur, the holder of the Note may declare the Note due and payable for cash in an amount equal to the greater of (A) the sum of (1) any amount paid pursuant to the Letter of Credit (as defined below), (2) 115% of 105% of the then outstanding principal amount of the Note, after deducting from such principal amount any payment pursuant to the Letter of Credit and (3) accrued and unpaid interest and (B) the sum of (1) 110% of the conversion value of the then outstanding principal amount of the Note and (2) accrued and unpaid interest (the “Event of Default Acceleration Amount”). In the event the conversion value of the Note is equal to or less than their principal amount, the Company may instead redeem the Note in whole or in part or Park Lane Investments LLC (“Park Lane”), the credit support provider, may purchase the Note in whole, but not in part, in either case for a cash price equal to the Event of Default Acceleration Amount, and the principal amount not redeemed or purchased shall become due and payable for cash in an amount equal to the Event of Default Acceleration Amount. Upon such acceleration, the holder may draw upon the Letter of Credit (solely to the extent not redeemed or repurchased by the Company or Park Lane) and exercise any and all rights and remedies provided to the holder under the Note or any related security document, including all rights and remedies available under the UCC. If an event of default occurs and the Note is not redeemed, default interest will accrue on the principal amount of the Note then outstanding at a rate per annum equal to 15% from, and including, the date of such event of default to, but excluding, the date such event of default is cured.

The Company’s obligations under the Note will be guaranteed by substantially all of the Company’s subsidiaries, and will be subject to a security interest on the assets of the Company and the subsidiary guarantors, subject to certain exceptions.

The Company is subject to comprehensive negative and affirmative covenants, including, inter alia, restrictions on its ability to incur indebtedness, create liens, make investments, declare or pay cash dividends or repurchase equity, and transfer or sell material assets, in each case subject to certain enumerated exceptions. The Company must also maintain a minimum liquidity of $10,000,000 in unrestricted cash and cash equivalents in controlled accounts. The Company also must obtain prior written consent from a majority of holders of the Note before issuing additional Note or securities that would cause a default under the Note or restrict the Company’s ability to pay the principal amount thereon. In addition, the Company must maintain a required reserve of authorized and unissued common stock calculated pursuant to a specified formula set forth in the Note, and deliver and maintain the Letter of Credit to backstop the Note. The Company must also maintain at least $30,000,000 in available capacity under either an equity line of credit or an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act pursuant to which the Company may issue and sell shares of common stock from time to time. Additional affirmative covenants require the Company to maintain its business within existing lines, preserve its corporate existence, properties and intellectual property rights, maintain adequate insurance and ensure affiliate transactions are on arm’s length terms.

Letter of Credit and Reimbursement Agreement Amendment

In connection with the offering of the Note and the refinancing of existing liabilities of the Company, the Company is required to cause the issuance and delivery of an irrevocable standby letter of credit in an amount equal to $30,000,000 to backstop the Note (the “Letter of Credit”). The Note contains certain representations and warranties, covenants and events of default. Upon the occurrence of certain events of default, the holders of the Note would have the right to draw upon the letter of credit.

On November 12, 2025, the Company also entered into an amendment to the Company’s existing reimbursement agreement, dated as of such date (as amended, the “Reimbursement Agreement”), among the Company, the subsidiaries of the Company party thereto and Park Lane, to add the Letter of Credit to the scope of the Reimbursement Agreement. If the Letter of Credit is drawn upon, the Company will be required to reimburse Park Lane for the drawn amount of the letter of credit and pay interest to Park Lane at 15.00% per annum on such drawn amounts (subject to increase in the event of default). The Company is separately obligated to pay a fee of 1.00% per annum to Park Lane on the outstanding principal amount of the backstop letter of credit. In the event the Company raises capital in certain equity offerings, a portion of the net cash proceeds from such equity offerings is required to be remitted to Park Lane to be held in trust in accordance with the Reimbursement Agreement. The obligations under the Reimbursement Agreement are guaranteed by certain of the Company’s subsidiaries, and subject to a security interest on assets of the Company and the subsidiary guarantors, subject to certain exceptions. The Reimbursement Agreement contains certain representations and warranties, covenants and events of default. As consideration for Park Lane’s commitment to provide credit support for the Letter of Credit over a three year period, the Company has issued 2,025,000 shares of the Company’s common stock to Park Lane (the “Park Lane Shares”).

The foregoing descriptions of the Purchase Agreements, the Warrants, the Note and the Reimbursement Agreement are qualified in their entirety by reference to the full text of the forms of Securities Purchase Agreement, Warrants, Note and Reimbursement Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is filed as an exhibit to any document that is incorporated by reference in the Preliminary Prospectus Supplement, the Prospectus Supplement or the accompanying base prospectus contained therein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

An opinion of Cleary, Gottlieb, Steen & Hamilton LLP regarding the validity of the Registered Shares, the Registered Warrants, the shares of Common Stock issuable upon the exercise of the Registered Warrants, and the Palantir Shares is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including the Preliminary Prospectus Supplement and the Prospectus Supplement, forming a part of the effective registration statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreements, the Private Placement Shares, the Private Placement Warrants, the Note, the shares of Common Stock issuable upon exercise of the Private Placement Warrants or the conversion of the Note and the Park Lane Shares is incorporated herein by reference. The Private Placement Shares, the Private Placement Warrants, the Note, the shares of Common Stock issuable upon exercise of the Private Placement Warrants or the conversion of the Note and the Park Lane Shares have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act for the offer and sale of such securities.

Item 7.01. Regulation FD Disclosure.

On November 10, 2025, the Company issued a press release announcing the offerings described in Item 1.01, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed as incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act, except to the extent specifically provided in any such filing.

Item 8.01. Other Events.

Essential Air Service Program and Federal Funding Developments

The Company has multi-year contracts with the United States Department of Transportation’s (“DOT”) to operate Essential Air Service (“EAS”) routes, which helps small communities in the United States maintain a minimum level of scheduled air services. During October 2025, the DOT issued public notices regarding a potential lapse in appropriated funding for the EAS program as a result of the federal government shutdown, followed by amended notices extending temporary funding authority through November 18, 2025.

There can be no assurance that funding will continue without interruption after November 18, 2025 or that appropriations will be made on a timely basis. While the DOT has historically restored and funded EAS obligations retroactively following prior government shutdowns, no commitment to do so has been made in connection with this shutdown and there can be no assurance that Congress will authorize retroactive reimbursement for service provided during a lapse. The Company and its operating subsidiaries have provided, and intend to continue to provide, full scheduled EAS service during the current funding uncertainty. The Company will continue to evaluate operations in coordination with the DOT as circumstances evolve.

Interruptions, reductions, or delays in federal appropriations for the EAS program—or changes in related legislation, regulations, or administrative practices—could affect the timing and amount of subsidy payments and increase the Company’s working capital requirements to the extent it elects to continue operating EAS routes during a funding lapse. The Company monitors these developments closely and will continue to assess their potential impact on liquidity, operating results, and overall business strategy.

Outstanding Indebtedness

On November 7, 2025, the Company had consolidated indebtedness of $96.9 million; after giving pro forma effect to the Registered Direct Offering and the private placements described in Item 1.01, including application of the proceeds as described herein, as if they had occurred on that date, the Company would have had consolidated indebtedness of $119.1 million. This reflects, inter alia, reductions in (i) the outstanding principal amount of the secured convertible promissory note (the “LamVen Note”) that the Company issued to LamVen LLC (“LamVen”) in 2024 to refinance certain existing notes and (ii) the GEM Mandatory. The original aggregate principal amount of the LamVen Note was $50.0 million. $35 million principal amount of the LamVen Note has since been converted. On November 7, 2025, LamVen transferred $14.9 million of the remaining $15.0 million outstanding principal amount of the LamVen Note and currently holds the remaining $100,000 aggregate principal amount. The aggregate principal amount outstanding of the GEM Mandatory has been reduced from $38.6 million on December 31, 2024 to $8.3 million as of November 7, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

5.1	Opinion of Cleary, Gottlieb, Steen & Hamilton LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant (Registered)
10.3	Form of Warrant (Private Placement)
10.4	Senior Secured Convertible Note due 2028
10.5	First Amendment to Reimbursement Agreement
23.1	Consent of Cleary, Gottlieb, Steen & Hamilton LLP (contained in Exhibit 5.1)
99.1	Press Release dated November 10, 2025 (incorporated by reference from Issuer Free Writing Prospectus dated November 10, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: November 12, 2025	By:	/s/ Deanna White
	Name:	Deanna White
	Title:	Chief Executive Officer